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                                                                       EXHIBIT 5

     [LETTERHEAD OF GORDON, THOMAS, HONEYWELL, MALANCA, PETERSON & DAHEIM]

Direct Dial Tacoma:   253-620-6519
Direct Dial Seattle:  206-676-6519
eMail Address: galls@gth-law.com


                               September 4, 1997


Columbia Banking System, Inc.
1102 Broadway Plaza
Tacoma, WA 98402

Ladies and Gentlemen:

     We have acted as counsel to Columbia Banking System, Inc. ("Columbia") in connection with the planned merger(s) of Cascade Bancorp with and into Columbia and of Bank of Fife with and into Columbia State Bank. In connection with the registration on Form S-4 under the Securities Act of 1933 (the "Act") of up to 1,176,626 shares (the "Securities") of Columbia's Common Stock, no par value (the "Merger Shares"), to be issued in accordance with the Plans and Agreements of Reorganization and Merger, dated as of June 30, 1997 (Cascade) and July 30, 1997 (Fife) (the "Merger Agreements"), by and among the aforementioned parties, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion: when the registration statement on Form S-4 relating to the Securities (the "Registration Statement") has become effective under the Act, and the Securities have been duly issued as contemplated by the Registration Statement and the Merger Agreements, the Securities will be duly authorized, validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the Federal Laws of the United States and the laws of the State of Washington, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     We have relied as to certain matters on information obtained from public officials, officers of Columbia and other sources believed by us to be responsible.
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GORDON, THOMAS, HONEYWELL
MALANCA, PETERSON & DAHEIM, P.L.L.C.


Columbia Banking System, Inc.
September 4, 1997
Page 2


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,



                                        GORDON, THOMAS, HONEYWELL
                                        MALANCA, PETERSON & DAHEIM



                                        By: /s/ Sandra L. Gallagher
                                           ----------------------------
                                            Sandra L. Gallagher


SLG:ms